                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     March 20, 1998
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                        Wells Real Estate Fund IX, L.P.
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             (Exact name of registrant as specified in its charter)


                                    Georgia
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                 (State or other jurisdiction of incorporation)


        0-22039                                           58-2126622
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(Commission File Number)                      (IRS Employer Identification No.)


               3885 Holcomb Bridge Road, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
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         (Former name or former address, if changed since last report)
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     Purchase of the Interlocken Building.  On March 20, 1998, Fund IX and Fund
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X Associates (the "Fund IX-X Joint Venture") acquired a three-story multi-tenant office building containing approximately 51,974 rentable square feet located in Broomfield, Boulder County, Colorado (the "Interlocken Building") from ORIX
Prime West Broomfield Venture, a Colorado general partnership ("ORIX"), pursuant to that certain Agreement for the Purchase and Sale of Property (the "Contract") between ORIX and Wells Development Corporation ("Wells Development"), an affiliate of the Fund IX-X Joint Venture.

     The Fund IX-X Joint Venture is a joint venture formed on March 20, 1997 between Wells Real Estate Fund IX, L.P. (the "Registrant") and Wells Real Estate Fund X, L.P. ("Wells Fund X") for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. The investment objectives of Wells Fund X are substantially identical to those of the Registrant.

     The rights as purchaser under the Contract were assigned by Wells Development to the Fund IX-X Joint Venture prior to closing, and the Fund IX-X Joint Venture purchased the Interlocken Building directly from ORIX. ORIX is not affiliated in any way with the Fund IX-X Joint Venture, the Registrant, Wells Fund X or their General Partners. The purchase price paid for the Interlocken Building was $8,275,000, and all tenant leases relating to the Interlocken Building, as described below, were assigned to the Fund IX-X Joint Venture at closing. The Fund IX-X Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Interlocken Building, including attorneys' fees, recording fees and other closing costs, of approximately $18,000.

     The Registrant contributed $6,624,729 to the Fund IX-X Joint Venture for its share of the purchase of the Interlocken Building, and Wells Fund X contributed $1,668,271 to the Fund IX-X Joint Venture for its share of the purchase of the Interlocken Building. All income, loss, profit, net cash flow, resale gain and sale proceeds of the Fund IX-X Joint Venture are allocated and distributed between the Registrant and Wells Fund X based upon their respective capital contributions to the joint venture. As of March 31, 1998, the Registrant had made total capital contributions to the Fund IX-X Joint Venture of $13,921,686 and currently has an equity percentage interest in the Fund IX-X Joint Venture of approximately 53%, and Wells Fund X had made total capital contributions to the Fund IX-X Joint Venture of $12,403,919 and currently has an equity percentage interest in the Fund IX-X Joint Venture of approximately 47%.

     Description and Location of the Interlocken Building.  As set forth above,
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the Interlocken Building is a three-story multi-tenant building containing approximately 51,974 rentable square feet which was completed in December of 1996. The first floor of the Interlocken Building has multiple tenants and contains 15,599 rentable square feet; the second floor is leased to ODS Technologies, L.P. ("ODS") and contains 17,146 rentable square feet; and the third floor is leased to Transecon, Inc. ("Transecon") and contains 19,229 rentable square feet.

     The site fronts on Highway 36 (the Boulder-Denver Turnpike), which is the main thoroughfare between Boulder and Denver, and is located approximately eight miles southeast of Boulder and approximately 15 miles northwest of Denver. The site is a 5.1 acre tract of land in the Interlocken Business Park in Broomfield, Colorado. The site contains a parking lot surrounding the entire building with ample parking spaces available for tenants and visitors. The Interlocken Business Park is a 963-acre business park containing primarily advanced technology and research/development oriented companies. The Interlocken Conference Resort, which will contain a 430 room hotel, 57,000 square feet of conference space and a 27-hole championship golf course, is nearly complete and will border the Park's western boundary.

     Description of Leases.  As stated above, the entire third floor of the
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Interlocken Building containing 19,229 rentable square feet (37% of the total rentable square feet) is currently under lease to Transecon dated June 27, 1996 (the "Transecon Lease"). The Transecon Lease currently expires in October 2001, subject to Transecon's right to extend for one additional term of five years upon 180 days' notice.

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     Transecon is a consumer distributor of environmental friendly products, including on-site video and audio production of environmental and alternative health videos using state-of-the-art electronics and sound stage. Transecon was founded in 1989 and currently employs approximately 60 people.

     The monthly base rental payable under the Transecon Lease is approximately $24,000 for the initial term of the lease, and is calculated under the Transecon Lease based upon 18,011 rentable square feet. Under the Transecon Lease, Transecon is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of the Transecon Lease. In addition, Transecon has a right of first refusal under the lease for any second floor space proposed to be leased by the landlord. If Transecon elects to extend the lease, the monthly base rental shall be a market rate, but no less than $24,000 and no more than $27,700. In accordance with the Transecon Lease, Golden Rule, Inc., an affiliate of Transecon, occupies 6,621 rentable square feet of the third floor. Transecon guarantees the entire payment due under the Transecon Lease.

     Transecon also leases 1,510 rentable square feet on the first floor. The monthly base rent payable for this space is approximately $2,000 through January 1999; approximately $2,100 through January 2000; approximately $2,150 through January 2001; and approximately $2,200 through October 2001.

     The entire second floor of the Interlocken Building containing 17,146 rentable square feet (33% of total rentable square feet) is currently under lease to ODS dated January 14, 1997 (the "ODS Lease"). The ODS Lease currently expires in September 2003, subject to ODS's right to extend for one additional term of three years upon 180 days' notice.

     ODS provides in-home financial transaction services via telephone and television, and it has developed interactive computer-based applications for such in-home purchasing. Originally based in Tulsa, Oklahoma, ODS has relocated its business to the Interlocken Building.

     The monthly base rental payable under the ODS Lease is approximately $22,100 through January 1998; approximately $22,150 through January 1999; approximately $22,600 through January 2000; approximately $23,100 through January 2001; approximately $23,550 through January 2002; approximately $24,050 through January 2003; and approximately $24,550 through September 2003. The rental payments to be made by the tenant under the ODS Lease are also secured by the assignment of a $275,000 letter of credit which may be drawn upon by the landlord in the event of a tenant default under the lease. Under the ODS Lease, ODS is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of the Lease. If ODS elects to extend the lease, the monthly base rental shall be a market rate as described in the ODS Lease.

     The first floor of the Interlocken Building containing 15,599 rentable square feet is occupied by several tenants whose leases expire in late 2001 or 2002. The aggregate monthly base rental payable under these leases for 1998 is approximately $21,250. Each lessee is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of its lease. Most of these leases contain a right to extend for one additional five year period upon 180 days' notice.

     In the event that Transecon, ODS or any of the first floor tenants fail to extend their respective leases, the Fund IX-X Joint Venture will be required to find one or more new suitable tenants for the Interlocken Building at the then prevailing market rental rates.

     Competition in the Area.  Currently, the Interlocken Building is in
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competition for tenants from owners and managers of several other office buildings around the immediate area of the Interlocken Business Park which could adversely affect the Fund IX-X Joint Venture's ability to attract and retain tenants in the future. The

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following table sets forth the name of the property, the square footage of the building, the vacancy rate and the rental per square foot for properties in competition with the Interlocken Building:

PROPERTY                             SQ. FT.     VACANCY      NET RENT
--------                             -------     -------      --------
Canyon Center                         69,000       0.0%       $13-$16
Exeter Building                      111,700       4.3%       $12-$18
West End Plaza                        41,700       1.0%       $14-$16
The Registry                          20,800       2.0%       $ 25.00
Continental Building                  26,700       3.0%       $ 16.00
CBJ Law Building                      30,000       0.0%       $ 16.50
Park Place                            45,000       2.9%       $ 16.00
East Park                             36,000       0.0%       $ 14.80
Viewpoint                             49,500       3.5%       $ 20.00
105 Technology Drive                  40,000       0.0%       $ 14.00
303 Technology Drive                  75,000       0.0%       $ 11.00
Cirrus Logic                          49,460       0.0%       $ 13.50
Panattoni-Catlin Venture              42,000       0.0%       $ 16.25
"1997 Development"                    45,000   To-Be-Built    $14-$15
350 Interlocken Blvd.                 43,800       0.0%       $ 11.00
360 Interlocken Blvd. (Subject)       51,974       3.0%       $ 16.00

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Audited Financial Statements.  Since it is impracticable to
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provide the required financial statements for the acquired real property described above at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before June 2, 1998 by amendment to this Form 8-K, which date is within the 60 day period allowed to file such an amendment.

        (b) Pro Forma Financial Information.  See paragraph (a) above.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WELLS REAL ESTATE FUND IX, L.P.
                                 Registrant


                                 By: /s/ Leo F. Wells, III
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                                    Leo F. Wells, III, as General Partner and
                                    as President and sole Director of Wells
                                    Capital, Inc., the General Partner of
                                    Wells Partners, L.P., General Partner

Date:  April 2, 1998

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